UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2023

All for One Media Corp.
(Exact name of registrant as specified in its charter)

Utah	000-55717	81-5006786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

236 Sarles Street

Mt. Kisco, New York 10549

(Address of principal executive offices) (zip code)

(914) 574-6174

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities Registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2023, All for One Media Corp., a Utah corporation (the “Company”) and AFOM Acquisition, Inc., a Delaware corporation (“Acquisition”) and wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Agreement”) with All Entertainment Media Group, Inc., a Delaware corporation (“AEMG”).

AEMG is a content creation and marketing company headquartered in New York. Comprising of three core divisions - PODs Entertainment Group, EMG Music Group, and Terry D Films. Notably, AEMG's podcast division ranks among the top 3% of all podcasts globally according to Listen Notes, an independent podcast database. In August 2022, AEMG released its first feature film, 17 DAYS, which quickly became one of Tubi's "Most Popular Movies." Management believes that AEMG will be able to expand its audience and media coverage as a public company in determining to combine with AFOM and is poised for growth following the closing.

Under the terms of the Agreement, subject to the satisfaction of certain closing conditions, Acquisition will acquire AEMG by merger of Acquisition with and into AEMG, with AEMG as the surviving corporation (the “Merger”).  At the Effective Time of the Merger. all of the issued and outstanding share capital of AEMG will be exchanged for an aggregate of Seven Million (7,000,000) shares of Company common stock, par value $0.001 per share, (the “Common Stock”), after giving effect to a 2,854.18:1 reverse split (the “Reverse Split”) of the outstanding shares of Common Stock.  In addition to the Reverse Split the Agreement contains various additional conditions, which, unless waived, will be required to be satisfied prior to closing, including continued accuracy of representations and warranties of the parties, approval by the Company, no violations of law, no actions brought by any third party to enjoin the transactions, all legal and regulatory approvals will have been obtained, and approval by the boards of directors of the Company, Acquisition and AEMG.  Exchange agreements with debt holders of the Company under which the holders will exchange all Company debt for Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Stock”) of the Company, unless a lesser percentage is accepted by the Company and AEMG, and a minimum of five hundred thousand dollars ($500,000) of investment or bridge financing shall be available upon terms and subject to conditions acceptable to the parties are also required prior to closing.  Although there can be no assurance of approval by the principal holder of the Company’s convertible debt, such approval has been sought and is anticipated, provided the terms of the Merger are acceptable, the other closing conditions are satisfied, and the remaining debt holders agree to exchange their debt for Series B Stock.

In addition, prior to closing the Company is required to have received a copy of audited financial statements of AEMG prepared in accordance with US GAAP for each of the two most recently completed fiscal years and unaudited financial statements for any interim period for filing with the SEC.  Prior to execution of the Agreement, the Company and AEMG entered into a Letter of Intent dated as of March 10, 2023, under which the Company advanced bridge loans for preparation of financial statements and preparation for the Merger and the Company entered into a Securities Purchase Agreement (the “SPA”) and 12% Redeemable Bridge Note due March 10, 2024 in the amount of $70,000 ($67,000 with a $3,000 original issue discount)  (the “Bridge Note”) from a lender in preparation for the transactions contemplated. Upon closing of the Merger, unless repaid, the lender will have the right to convert the loan into additional Series B Stock.

The Series B Stock shall have the rights, privileges, preferences, and limitations as set forth in a Series B Preferred Stock Certificate of Designation of Rights, Privileges, Preferences and Limitations (the “Certificate of Designation”) which shall be filed with the Secretary of State of the State of Delaware prior to closing.

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Shares of Series B Stock will be convertible into shares of the Company’s Common Stock, based on a conversion calculation equal to the stated value of Series B Stock, plus all accrued and unpaid dividends, if any, on such Series B Stock, as of the date of determination, divided by the conversion price. The conversion value (stated value) is equal to the value of debt converted into Series B Stock and the initial conversion price into Common Stock is $0.25 for each dollar of debt converted (after giving effect to the Reverse Split), each subject to adjustment for the stated value of Series B Stock, stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. Holders of Company debt exchanged for Series B Stock shall receive the value of Series B Stock equal to the value of the debt exchanged pursuant to debt exchange agreements to be entered with each holder. In addition, for so long as any shares of Series B Stock are outstanding, subject to certain exceptions: (a) in the event the Company issues shares of Common Stock upon conversion of Series B Stock, AEMG’s holders shall be entitled to a post-closing adjustment and issuance of additional shares of Common Stock in order to retain seventy (70%) percent ownership in the Company after giving effect to the Common Stock issued upon conversion of Series B Stock, but not more than seven million (7,000,000) post Reverse Split shares of Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events); and (b) the Company may not issue or agree to issue any securities including convertible securities with an purchase price, or conversion or exercise price, below $0.25 per share without consent of a majority of the holders of Series B Stock.  The Company is prohibited from effecting a conversion of the Series B Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% (the “Beneficial Ownership Limitation”). Each holder of Series B Stock is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Series B Stock, but not in excess of the Beneficial Ownership Limitation. The Series B Stock bears no interest.

The parties have agreed that Brian Lukow shall remain a director and officer of the Company, and that the Board of directors shall consist of five members acceptable to AEMG, who shall include Jeffrey Burton (CEO), Todd Napolitano (President) and Brandon Steiner, as well as one additional member acceptable to AEMG.  At the closing, the Company shall also assign to Brian Lukow certain assets and the assumption of certain future liabilities in exchange for a 5% net royalty interest in the Huckapoo, Drama Drama and Dream Street assets of the Company.

The closing of the Merger is subject to customary closing conditions which include shareholder approval by Acquisition and AEMG stockholders, approval of the Reverse Split by FINRA, approval of the terms of the Exchange Agreements for Company debt by 100% of the holders thereof (unless waived or a lesser amount agreed by AEMG), completion of an audit and provision of financial and other information required by SEC rules and regulations.  It is anticipated and a condition to closing that Brian Lukow, who holds 51 shares of Series A Preferred Stock, par value $0.001 per share (the “Series A Stock”), of the Company with supermajority voting rights, shall transfer and assign all of the Series A Stock outstanding to Jeffrey Burton or his designee and in the event any vote is required of the stockholders of the Company that the Series A Stock will be voted in favor of the Merger.

The foregoing description of the terms of the Agreement and Plan of Merger, and Certificate of Designations of Series A Stock, Certificate of Designation of Series B Stock, the SPA, and the Bridge Note are qualified in their entirety by reference to the full text of the documents filed as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 attached as exhibits to this Current Report on Form 8-K.

Following closing of the Transaction, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

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Item 7.01 Regulation FD Disclosure.

On April 25, 2023 the Company issued a press release. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

(d) Exhibits

Exhibit Number	Description
Exhibit 10.1	Agreement and Plan of Merger dated April 21, 2023
Exhibit 10.2	Certificate of the Designation of the Rights of Series A Preferred Stock as filed with the Secretary of State of the State of Utah August 17, 2017
Exhibit 10.3	Form of Certificate of the Designation of the Rights, Privileges, Preferences and Limitation of Series B Preferred Stock
Exhibit 10.4	Form of Assignment Agreement
Exhibit 10.5	Securities Purchase Agreement dated as of March 10, 2023
Exhibit 10.6	Bridge Note dated as of March 10, 2023
Exhibit 99.1	Press Release dated April 25, 2023
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL FOR ONE MEDIA CORP.

Dated: April 26, 2023	By:	/s/ Brian Lukow
Name: Brian Lukow
Title: Chief Executive Officer

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